Cooperation Agreement

This Cooperation Agreement (this “Agreement”) is dated as of  January 17, 2011 by and among each of the individuals listed on Schedule A hereto (the “Controlling Shareholders”); Shandong Haiwang Chemical Co., Ltd, a People’s Republic of China company (the “Company”); and  Chunbin Yang , an individual agreeing to serve as the Controlling Shareholders’ agent hereunder (the “Agent”).

WHEREAS, the Controlling Shareholders hold the percentage of shares of the Company listed on Schedule A, which constitute in the aggregate a majority of the voting equity of the Company; and

WHEREAS, the Controlling Shareholders desire to reorganize the Company (the “Reorganization”) in preparation for an offering (the “Offering”) of common shares of Haiwang Resources & Technology Ltd. (“Listing Company”)

WHEREAS, the Controlling Shareholders acknowledge and agree that, in connection with the Reorganization, it may be necessary or advisable to establish a holding company structure pursuant to which the Company is contractually controlled by the Listing Company or its subsidiary; and

WHEREAS, the Controlling Shareholders desire to cause the Company to take all steps advisable to reorganize the Company as necessary and to ensure that the financial statements of the Listing Company are consolidated with those of the Company.

NOW THEREFORE, the parties agree as follows:

1.
The Controlling Shareholders appoint the Agent to coordinate the Reorganization in preparation for the Offering.  The Controlling Shareholders acknowledge and agree that the Agent may establish one or more companies inside and outside China in connection with the Reorganization and that the shareholders of the Company will not become shareholders of the Listing Company until the Agent determines that such issuances are permissible under applicable laws and regulations.

2.
The Agent will take such actions as may be necessary or desirable to the Controlling Shareholders in connection with the Reorganization, including but not limited to, coordinating with counsel and other service providers to complete the establishment and registration of all entities contemplated hereunder and to prepare any agreements to cause the Listing Company, through its subsidiary, to control the Company by contract.  The Controlling Shareholders understand that at the conclusion of the Reorganization, the Listing Company may be a non-Chinese company that owns all of the equity of one or more companies, including a Chinese company that has contracts with the Company.

3.
The Controlling Shareholders will cause the Listing Company and the Company to be operated in cooperation with each other.  In particular, the Controlling Shareholders agree that they will vote in concert on corporate matters in the Company and the Listing Company, to the extent that they intend for the Listing Company to be considered under common control with the Company.  To the extent the Controlling Shareholders have less than unanimity as to any decision among themselves with regard to the Company and Listing Company, they agree that, during the term of this Agreement, they will act in concert with the wishes of the Controlling Shareholders holding a majority of the shares of the Company.

4.
The Controlling Shareholders will not transfer any shares of the Company or the Listing Company during the term of this Agreement other than to another shareholder who agrees to be bound by the terms of this Agreement.

5.
The term of this Agreement will begin on the date hereof and will terminate automatically on the earlier of such date that the Controlling Shareholders determine to terminate the Agreement or such date as the Company determines that the Company and the Listing Company have an independent basis for consolidating the financial statements of such companies.

IN WITNESS WHEREOF, the parties have set forth their signatures as of the date stated opposite their names.

COMPANY

By:	/s/ Chunbin Yang

Name:	Chunbin Yang
Its:	Chairman

AGENT

By:	/s/ Chunbin Yang
Name:	Chunbin Yang

CONTROLLING SHAREHOLDERS

By:	/s/ Chunbin Yang
Name:	Chunbin Yang

By:	/s/ Tongjiang Sun
Name:	Tongjiang Sun

By:	/s/ Tongjiang Sun
Name:	Xiusheng Cui

January 17, 2011

Schedule A
Shareholders’ Name	Share Percentage in Shandong Haiwang Chemical Stock Co., Ltd	Share Percentage in Haiwang Resources & Technology Ltd.

Chunbin Yang	46.977%	34.160%
Tongjiang Sun	13.8675%	13.479%
Xiusheng Cui	12.3267%	11.980%
	73.171%	59.619%